Exhibit 10.15

Thomas Lillelund
Hand Delivered

Date: 14 May 2013

Dear Thomas,
Amendment to Terms and Conditions of Employment

Further to the Reinsurance restructure last year, I am pleased to confirm the following amendments to your current terms and conditions of employment which will become effective from 16/08/2012, on the condition that this letter is signed and returned to Human Resources.

Job Title:     Managing Director for Asia Pacific

All other terms and conditions remain the same.

Please sign both copies and return one copy of the letter to the HR department retaining the second copy for your records. Please note this letter must be signed and returned to the HR department before these changes can be made.

I wish you all the best. If you have any questions, please contact me.

Yours sincerely,

/s/ Justine Mitchell

Justine Mitchell
Human Resources Assistant

I, Thomas Lillelund, agree to be employed on the above terms and conditions.

Signed: /s/Thomas Lillelund             Date: 16/05/2013
Employee